UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 2, 2013

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	0-21220 (Commission file number)	74-1621248 (I.R.S. Employer Identification No.)

1627 E. Walnut
Seguin, Texas 78155
(Address of Registrant’s principal executive offices, including zip code)

(830) 379-1480

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2013, Alamo Group Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 28, 2013 (the “Proxy Statement”).

Set forth below, with respect to each proposal, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes:

Proposal 1 — Election of directors

The majority of stockholders approved the election of all seven of the nominees for director to serve until the next Annual Meeting or until their successors are duly elected and qualified. The voting results were as follows:

	For	Against	Abstain	Broker Non-Votes
Roderick R. Baty	10,963,966	29,745	3,939	694,378
Helen W. Cornell	10,969,049	24,676	3,926	694,377
Jerry E. Goldress	10,753,811	239,913	3,926	694,378
David W. Grzelak	10,961,781	31,450	4,421	694,376
Gary L. Martin	10,706,832	286,692	4,127	694,377
Ronald A. Robinson	10,967,157	26,364	4,129	694,378
James B. Skaggs	10,965,031	28,691	3,928	694,378

Proposal 2 - Approve the Company's Executive Incentive Plan

The majority of the stockholders approved the Company's Executive Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
10,871,145	114,758	11,474	694,378

Proposal 3 - Ratification of appointment of KPMG LLP as independent auditor for fiscal year 2013

The appointment of KPMG LLP to serve as the Company's independent auditor for the fiscal year ending December 31, 2013 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
11,648,516	26,558	16,953	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Alamo Group Inc.
Date: May 7, 2012	By:	/s/ Robert H. George
Robert H. George Vice President